SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Item 5. Other Events

This current report on Form 8-K supplements Items 7 and 8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003 as filed on March 15, 2004 (the "Form 10-K"). These additions are made principally (i) as a result of the Registrant's adoption, effective January 1, 2004, of United States generally accepted accounting principles (GAAP) as its primary reporting standard for presentation of its consolidated financial statements, (ii) to reflect the Registrant's decision effective January 1, 2004 to expense stock options for all periods presented; (iii) to reflect the Registrant's recent decision to classify certain non-strategic Engineered Products segment assets as held for sale (see note 5 - Discontinued Operations and Assets Held for Sale to the consolidated financial statements); and (iv) to describe certain events occurring after March 15, 2004, the date on which the Registrant initially filed the Form 10-K (see note 34 - Subsequent Events to the consolidated financial statements). Prior to 2004, the Registrant prepared and filed its consolidated financial statements in accordance with Canadian GAAP with a reconciliation to U.S. GAAP. Corresponding changes are made to Management's Discussion and Analysis of financial condition and results of operations.

For a description of other material events occurring since March 15, 2004, please read the Registrant's reports filed with the Securities and Exchange Commission.

Exhibits:

23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations (revised Item 7 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
99.2	Restatement of Alcan Inc.'s 2003, 2002 and 2001 consolidated financial statements and notes (revised Item 8 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
99.3	Restatement of Quarterly Financial Data.
99.4	Restatement of Selected Historical Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: June 14, 2004

EXHIBIT INDEX
Exhibit Number	Description

(23.1)	Consent of PricewaterhouseCoopers LLP.
(99.1)	Management's Discussion and Analysis of Financial Condition and Results of Operations (revised Item 7 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
(99.2)	Restatement of Alcan Inc.'s 2003, 2002 and 2001 consolidated financial statements and notes (revised Item 8 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
(99.3)	Restatement of Quarterly Financial Data.
(99.4)	Restatement of Selected Historical Data.